Exhibit 11


                  COMPUTATION OF NET EARNINGS PER COMMON SHARE



                                 Three Months Ended       Nine Months Ended
                                   September 30,            September 30,
                                  1995        1994         1995        1994
                                 ------------------       -----------------
EARNINGS
Net Earnings                  $  854,601  $1,156,631   $3,807,787  $3,470,782
                               ---------   ---------    ---------   ---------

SHARES
Weighted Average Number
 of Common Shares Outstanding  4,726,963   4,712,637    4,723,511   4,708,671
Common Share Equivalents          44,490      77,813       40,648      46,226
                               ---------   ---------    ---------   ---------
Weighted Average Common
 Shares Outstanding and
 Equivalents                   4,771,453   4,790,450    4,764,159   4,754,897
                               ---------   ---------    ---------   ---------
                               ---------   ---------    ---------   ---------

PRIMARY EARNINGS PER
COMMON SHARE
Net Earnings                  $      .18  $      .24   $      .80  $      .73
                               ---------   ---------    ---------   ---------
                               ---------   ---------    ---------   ---------